UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

(AMENDMENT NO. )

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2020

Date of Report (Date of earliest event reported)

Toga Limited
(Exact name of registrant as specified in its charter)

Nevada	001-39052	98-0568153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2575 McCabe Way, Suite 100 Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

(949) 333-1603

(Registrant's telephone number)

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each Exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

Termination of Toga Capital Subscription Agreement

On June 5, 2019, Toga Limited (the “Company”) effected a reverse-split of all of the outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at the rate of one share for every ten shares (10:1). Accordingly, for ease of reference, all share amounts and prices referenced below are on a post June 5, 2019 stock-split basis, reflecting the equivalent amounts as of the date of this filing.

On October 31, 2017, the Company entered into a subscription agreement (the “Toga Capital Subscription Agreement”) with Toga Capital Sdn. Bhd. (“Toga Capital”). Pursuant to the Toga Capital Subscription Agreement, the Company offered Toga Capital the option to purchase up to 120,000,000 shares of its Common Stock at a purchase price of $0.10 per share (for an aggregate purchase price of $12 million), at any time prior to August 31, 2020. Funds provided to the Company pursuant to this private placement were to be used for the Company’s general operating expenses. The shares were to be issued to Toga Capital as payment was received.

Between November 2017 and August 2018, Toga Capital purchased an aggregate of 12,324,758 shares of the Company’s Common Stock pursuant to the Toga Capital Subscription Agreement at a purchase price of $0.10 per share, of which 6,324,758 shares were issued for the cancellation of $632,475 of outstanding debt owed by the Company to Toga Capital, and 6,000,000 shares were issued for $600,000 of cash. Toga Capital did not remit the balance of the remaining $10,767,907, and the Company did not issue the balance of the 107,675,242 shares of the Company’s Common Stock potentially purchasable under the Toga Capital Subscription Agreement. No sales under the Toga Capital Subscription Agreement have occurred since August 2018.

Toga Capital was in the business of engaging agents to sell certain of the Company’s products through direct marketing efforts. Between January 2018 and August 2018, Toga Capital transferred 12,324,486 shares of the Company’s Common Stock to its agents (independent contractors), leaving Toga Capital with a balance of 272 shares. The agents received the shares of the Company’s Common Stock in lieu of commission fees for services provided to Toga Capital at a price of $0.10 per share. On July 10, 2019, two shareholders transferred 290,000 shares back to Toga Capital to correct prior errors. Subsequently, on August 22, 2019, Toga Capital transferred its entire remaining balance of 290,272 shares to Agel Enterprises International Sdn Bhd., a Malaysian corporation; thus, Toga Capital currently holds no shares of Common Stock of the Company.

The Company and Toga Capital mutually agreed to terminate the Toga Capital Subscription Agreement, effective May 31, 2020.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOGA LIMITED

DATED: July 31, 2020	By:	/s/ Alexander D. Henderson
Alexander D. Henderson
Chief Financial Officer (Principal Financial and Accounting Officer)

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